Exhibit 4.27

FOURTH SUPPLEMENTAL INDENTURE

Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 16, 2015, among inVentiv Advance Insights, LLC, a New Jersey limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of inVentiv Health, Inc., a Delaware corporation (the “Issuer”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, inVentiv Health, Inc. and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an Indenture (as supplemented to date, the “Indenture”), dated as of December 20, 2012, providing for the issuance of an unlimited aggregate principal amount of 9.0% Senior Secured Notes due 2018;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all other Guarantors named in the Indenture (including pursuant to any supplemental indentures), to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The Guaranteeing Subsidiary hereby waives: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) This Guarantee shall not be discharged except by full payment of the obligations contained in the Notes, the Indenture and this Supplemental Indenture. The Guaranteeing Subsidiary accepts all obligations applicable to a Guarantor under the Indenture, including Article 10 of the Indenture (which is deemed incorporated in this Supplemental Indenture and applicable to this Guarantee). The Guaranteeing Subsidiary acknowledges that by executing this Supplemental Indenture, it will become a Guarantor under the Indenture and subject to all the terms and conditions applicable to Guarantors contained therein.

(e) If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a senior secured obligation of such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future Senior Indebtedness of the Guaranteeing Subsidiary, if any.

(m) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 5.01(c) of the Indenture, the Guaranteeing Subsidiary may not consolidate, amalgamate or merge with or into or wind up into (whether or not such Guaranteeing Subsidiary is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) such Guaranteeing Subsidiary is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guaranteeing Subsidiary, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guaranteeing Subsidiary, expressly assumes all the obligations of such Guaranteeing Subsidiary under the Indenture and such Guaranteeing Subsidiary’s related Guarantee pursuant to supplemental indentures or other documents or instruments as necessary;

(C) immediately after such transaction, no Default exists; and

(D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with this Indenture;

(ii) the transaction is made in compliance with Section 4.10 of the Indenture; or

(iii) such property or assets constitute Equity Interests of Restricted Subsidiaries that are not Guarantors, which Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed to Restricted Subsidiaries that are not Guarantors.

(b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, such Guaranteeing Subsidiary may merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

(5) Releases. The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer, the Collateral Agent or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(a) (i) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (x) the Capital Stock of such Guaranteeing Subsidiary, after which the applicable

Guaranteeing Subsidiary is no longer a Restricted Subsidiary, (y) after the repayment in full of the Senior Secured Credit Facilities, all or substantially all the assets of such Guaranteeing Subsidiary or (z) prior to the repayment in full of the Senior Secured Credit Facilities if such Guarantor is not at such time a guarantor of the Senior Secured Credit Facilities, all or substantially all the assets of such Guaranteeing Subsidiary, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of this Indenture;

(ii) prior to the repayment in full of the Senior Secured Credit Facilities, the release or discharge of the guarantee by such Guaranteeing Subsidiary of Indebtedness under the Senior Secured Credit Facilities, or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guaranteeing Subsidiary would then be required to provide a Guarantee pursuant to Section 4.15 in the Indenture);

(iii) the designation of any Restricted Subsidiary that is a Guaranteeing Subsidiary as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(iv) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the discharge of the Issuer’s obligations under this Indenture in accordance with the terms of the Indenture; and

(b) such Guaranteeing Subsidiary delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(6) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Guaranteeing Subsidiary (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”). Each signed copy shall be deemed an original, but all of them together represent the same agreement.

(9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(11) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(12) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

INVENTIV ADVANCE INSIGHTS, LLC

By:	/s/ Jesse Moore
	Name:	Jesse Moore
	Title:	Vice President

[Signature Page to the Supplemental Indenture for the Senior Secured Notes]

INVENTIV HEALTH, INC.

By:	/s/ Jonathan E. Bicknell
	Name:	Jonathan E. Bicknell
	Title:	Chief Financial Officer and Chief Accounting Officer

[Signature Page to the Supplemental Indenture for the Senior Secured Notes]

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Signature Page to the Supplemental Indenture for the Senior Secured Notes]